                                                                   EXHIBIT 10.10

                          RUDOLPH HOLDINGS CORPORATION

                             STOCKHOLDERS AGREEMENT
                             ----------------------

          THIS AGREEMENT is made as of June 14, 1996, by and among Rudolph Holdings Corporation, a Delaware corporation (the "Company"), the State Board of
                                                   -------
Administration of Florida ("SBA"), Liberty Partners Holdings 11, L.L.C. ("LPH"),
                            ---                                           ---
Riverside Rudolph, L.L.C. ("Riverside"), Dr. Richard F. Spanier ("Spanier"),
                            ---------                             -------
Paul F. McLaughlin ("McLaughlin"), Dale Moorman ("Moorman"), Thomas Cooper
                     ----------                   -------
("Cooper") and Robert Loiterman ("Loiterman").  SBA and LPH are collectively
--------                          ---------
referred to as the "Liberty Investors," and the Liberty Investors, Riverside,
                    -----------------
Spanier, McLaughlin, Moorman, Cooper and Loiterman are collectively referred to as the "Stockholders" and individually as a "Stockholder."
        ------------                         -----------

          WHEREAS, the Liberty Investors and Riverside shall purchase shares of the Company's Common Stock and Preferred Stock and the Warrant pursuant to the Stock and Warrant Purchase Agreement dated as of the date hereof between the Company and the Persons named therein (the "Purchase Agreement"), McLaughlin,
                                            ------------------
Cooper and Loiterman shall purchase shares of the Company's Common Stock and Preferred Stock pursuant to a Management Agreement dated as of the date hereof between the Company and each of McLaughlin, Cooper and Loiterman (each a

"Management Agreement"), and Spanier and Moorman shall purchase shares of the
---------------------
Company's Common Stock and Preferred Stock pursuant to the Investors Purchase Agreement dated as of the date hereof between the Company, Spanier and Moorman (the "Investors Purchase Agreement");
      ----------------------------

          WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the
                                       -----
management and ownership of the Company and (iii) limiting the manner and terms by which the Company's Common Stock and Preferred Stock may be transferred. The execution and delivery of this Agreement is a condition to the obligation of the Liberty Investors and Riverside to purchase shares of the Company's stock pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Board of Directors.
               ------------------
          (a)  Election of Directors.  From and after the Closing (as defined in
               ---------------------
the Purchase Agreement) and until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of such holder's Stockholder Shares (to the extent such shares are voting shares) and shall take all other reasonably necessary or desirable actions within such holder's control (whether in such holder's capacity as a stockholder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) the authorized number of directors on the Board shall initially be established at six directors and may, at the option of the Liberty Investors, be increased to eight directors;

               (ii) the following individuals shall be elected to the Board:

                    (A) two representatives designated by the Liberty Investors (the "Liberty Directors");
                -----------------

                    (B) two representatives designated by Riverside (the "Riverside Directors");
           -------------------

                    (C) two, and at the option of the Liberty Investors up to four, representatives designated by the Liberty Directors (the "Other
                                                                          -----
          Directors"); provided Spanier and McLaughlin shall each serve as Other
          ---------
          Directors and may only be removed in accordance with the provisos set forth in Section 1(v) below;

               (iii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the
                                ---------
     Board;

               (iv) any committees of the Board or a Sub Board shall be created only upon the approval of all of the Liberty Directors and the Riverside Directors; provided that a compensation committee and an audit committee shall be established, the composition of which shall be subject to the approval of all of the Liberty Directors and the Riverside Directors;

               (v) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder shall be only upon the written request of the Person or Persons entitled to designate such representative pursuant to Section 1(a)(ii) above and under no other circumstances; provided that if McLaughlin ceases to be an employee of the
                    -------- ----
     Company and its Subsidiaries for any reason, he may, at the option of the Liberty Investors, be removed as a director at any time thereafter; and provided further, that if at any time Spanier together with his Family
     -------- -------
     Group (as hereinafter defined) owns less than 80% of the Stockholder Shares that Spanier owns as of the date hereof, he may, at the option of the Liberty Investors, be removed as a director; and

               (vi) in the event that any representative designated pursuant to Section l(a)(ii) above ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Person or Persons entitled to designate such representative pursuant to Section l(a)(ii) above.

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          (b)  Director Expenses.  The Company shall pay the reasonable out-of-
               -----------------
pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

          (c)  Termination of Provisions.  Unless extended by the holders of at
               -------------------------
least 65% of the Stockholder Shares then outstanding, the provisions of this
Section 1 shall terminate automatically and be of no further force and effect upon the earlier to occur of (i) the consummation of a Qualified Public Offering or (ii) on the tenth anniversary of the date hereof.

          (d)  Failure to Designate.  If any party fails to designate a
               --------------------
representative to fill a directorship pursuant to the terms of this Section 1, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve as a director, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law; provided that the Stockholders shall vote to remove such individual so elected if the party which failed to designate such directorship so directs.

          (e)  Company Guidelines.  At the first meeting of the Board after the
               ------------------
date of this Agreement, the Board shall adopt a set of standards of business conduct which shall establish reasonable and prudent policies and guidelines for the Company and its Subsidiaries and their employees (including, without limitation, with respect to the following matters: conflicts of interest, ethical practices, trade regulation and competitive practices, payment and procurement policies, legal compliance, employment discrimination, sexual harassment and environmental management).

          (f)  Voting Authority of Directors.  With respect to each matter
               -----------------------------
submitted for a vote by the directors on the Board, each of the Liberty Directors shall be entitled to cast four votes and all other directors shall be entitled to cast one vote as provided in the Company's certificate of incorporation.

          2.  Stockholder Representations, Warranties and Covenants.
              -----------------------------------------------------

          (a)  Representations.  Each Stockholder represents and warrants that
               ---------------
(i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedule of Stockholders attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          (b)  Covenants.  No holder of Stockholder Shares shall grant any proxy
               ---------
or become party to any voting trust or other agreement which is inconsistent or conflicts with or violates any provision of this Agreement.

          3.  Restrictions on Transfer of Stockholder Shares.
              ----------------------------------------------

          (a)  Transfer of Stockholder Shares.  No holder of Stockholder Shares
               ------------------------------
shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Stockholder Shares (a "Transfer"), except pursuant
                                                   --------
to Section 4 or a Public Sale (collectively, "Exempt Transfers") or
                                              ----------------

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pursuant to this Section 3; provided that in no event shall any Transfer of
Stockholder Shares pursuant to this Section 3 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time, and no Stockholder Shares may be pledged. No holder of Stockholder Shares shall consummate any Transfer (other than an Exempt Transfer) until after the delivery to the Company and the other holders of Stockholder Shares of such holder's Offer Notice or Sale Notice (if any), and after the expiration of all periods provided for in Sections 3(b) and (c), unless the parties to the Transfer have been finally determined pursuant to this Section 3 prior to the expiration of such periods.

          (b)  First Offer Right.  At least 40 days prior to any Transfer of any
               -----------------
Stockholder Shares by any Stockholder other than the Liberty Investors (other than an Exempt Transfer), the transferring holder (the "Transferring
                                                        ------------
Stockholder") shall deliver a written notice (an "Offer Notice") to the Company
-----------                                       ------------
and to all holders of not less than 5% of the aggregate Stockholder Shares (such 5% holder is referred to herein as an "Eligible Stockholder"). The Offer Notice
                                       --------------------
shall disclose in reasonable detail the proposed class and number of Stockholder Shares to be transferred (the "Offered Shares"), the proposed terms and
                               --------------
conditions of the Transfer and the identity of the prospective transferees (if known). First, the Company may elect to purchase all (but not less than all) of the Offered Shares at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Stockholder and the other Eligible Stockholders as soon as practical but in any event within 15 days after delivery of the Offer Notice by the Transferring Stockholder. If the Company has not elected to purchase all of the Offered Shares within such 15 day period, each Eligible Stockholder may elect to purchase all (but not less than all) of such Eligible Stockholder's pro rata share of the Offered Shares (based on such holder's proportionate ownership of all shares of such class of Stockholder Shares owned by all Eligible Stockholders other than the Transferring Stockholder) at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Stockholder and the other Eligible Stockholders as soon as practical but in any event within 30 days after delivery of the Offer Notice by the Transferring Stockholder. If the Eligible Stockholders have in the aggregate elected to purchase less than all of the Offered Shares, the Offered Shares which the Eligible Stockholders have not elected to purchase (the "Remaining Offered
                                                         -----------------
Shares") shall be reoffered to the Eligible Stockholders who have elected to
------
purchase Offered Shares for an additional 5 day period, and each Eligible Stockholder may elect to purchase all (but not less than all) of such Eligible Stockholder's pro rata share of all Remaining Offered Shares (based on such holder's proportionate ownership of all shares of such class of Stockholder Shares owned by the Eligible Stockholders who have elected to purchase Remaining Offered Shares). If the Company or any Eligible Stockholders have elected to purchase all of the Offered Shares (including all of the Remaining Offered Shares (if any)), the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice to the Transferring Stockholder, but in any event within 30 days after the expiration of the last applicable election period. If neither the Company nor the Eligible Stockholders have elected to purchase all of the Offered Shares (including all of the Remaining Shares), then the Transferring Stockholder may, within 90 days after the expiration of the last applicable election period, subject to the provisions of Section 3(c) below, transfer Stockholder Shares to one or more third parties at a price not less than the price per share specified in the Offer Notice and on other terms no more favorable in any material respect to the transferees thereof than specified in the Offer Notice. Any Stockholder Shares not transferred within such 90-day period shall be reoffered to the Company and the Eligible Stockholders under this Section 3(b) prior to any subsequent Transfer.

The Company shall maintain at all times during the term of this Agreement a list of all Eligible Stockholders and shall furnish such list to any Stockholder promptly upon request.

          (c)  Participation Rights.  At least 40 days prior to any Transfer of
               --------------------
Stockholder Shares (other than an Exempt Transfer or a Transfer pursuant to
Section 3(b)) by the Liberty investors or by a Transferring Stockholder (in the event such Transferring Stockholder has not sold all of the Offered Shares to the Company or to the Eligible Stockholders as provided in Section 3(b)), then such Stockholder (the "Selling Stockholder") shall deliver a written notice (the
                       -------------------
"Sale Notice") to the Company and the other holders of Stockholder Shares (the
 -----------
"Other Stockholders"), specifying in reasonable detail the identity of the
 ------------------
prospective transferee(s), the class and number of shares to be transferred and the terms and conditions of the Transfer (which notice may be the same notice and given at the same time as the Offer Notice under Section 3(b)). The Other Stockholders may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Selling Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Selling Stockholder and such Other Stockholders shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of a particular class equal to the product of (i) the quotient determined by dividing the percentage of such class of Stockholder Shares owned by such Person by the aggregate percentage of such class of Stockholder Shares owned by the Selling Stockholder and the Other Stockholders participating in such sale and (ii) the number of the class of Stockholder Shares to be sold in the contemplated Transfer.

    For example (by way of illustration only), if the Sale Notice contemplated a
    -----------------------------------------
    sale of 100 shares of Common Stock by the Selling Stockholder, and if the Selling Stockholder at such time owns 30% of all shares of Common Stock and if one Other Stockholder elects to participate and owns 20% of all shares of Common Stock the Selling Stockholder would be entitled to sell 60 shares of Common Stock (30%/50% x 100 shares) and the Other Stockholder would be entitled to sell 40 shares of Common Stock (20%/50% x 100 shares).

Each Selling Stockholder shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Other Stockholders in any contemplated Transfer and to the inclusion (in the case of the Liberty Investors) of the Warrants exercisable into Stockholder Shares in the contemplated Transfer, and no Selling Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee declines to allow the participation of the Other Stockholders or the inclusion of the Warrants on the terms set forth in this Section 3(c). If any portion of the Warrants is included in any Transfer of Stockholder Shares under this
Section 3(c), the purchase price for the Warrants shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of the Warrants to be transferred, reduced by the aggregate exercise price for such shares. Each Stockholder selling Stockholder Shares pursuant to this Section 3(c) shall pay its pro rata share (based on the number of the class of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Selling Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular holder such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Stockholder Shares); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the prospective transferees) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

          (d)  Permitted Transfers.  The restrictions set forth in this Section
               -------------------
3 shall not apply with respect to any Transfer of Stockholder Shares by any holder (i) in the case of an individual, pursuant to applicable laws of descent and distribution or among such individual's Family Group or (ii) in the case of any other Person, to or between its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this
    ---------------------
Section 3 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that each transferee of such Stockholder Shares shall have agreed in writing to be bound by all the provisions of this Agreement with respect to the Stockholder Shares so transferred. In addition, the restrictions on transfer set forth in this Section 3 shall not apply with respect to any Transfer by any Liberty Investor of Stockholder Shares issued in connection with the Subordinated Debt, provided such Transfer is made in connection with the disposition of all or any portion of the Subordinated Debt and so long as the transferee has agreed in writing to be bound by all the provisions of this agreement with respect to the Stockholder Shares so transferred.

          (e)  Termination of Restrictions.  The restrictions on the Transfer of
               ---------------------------
Stockholder Shares set forth in this Section 3 shall continue with respect to each Stockholder Share until the earlier of (i) the completion of a Qualified Public Offering or (ii) the date on which such Stockholder Share has been transferred in a Sale of the Company pursuant to Section 4 or transferred in a Public Sale.

          4.  Sale of Company.
              ---------------

          (a)  Right to Seek Sale of Company.  The Liberty Investors shall have
               -----------------------------
the right to seek a Sale of the Company. In the event the Liberty Investors desire to consummate a Sale of the Company, the Liberty Investors shall deliver written notice to the Company and the other holders of Stockholder Shares (the "Remaining Stockholders") setting forth the net consideration per class of
 ----------------------
Stockholder Share to be paid in connection with such Sale of the Company and the terms of payment thereof (the "Company Sale Notice"). The total consideration to
                               -------------------
be paid to holders of Stockholder Shares shall be allocated by the Board in good faith among the classes of Stockholder Shares; provided that holders of Stockholder Shares representing Preferred Stock shall receive an amount equal to the liquidation value of such Preferred Stock plus all accrued and unpaid dividends thereon. In the event that the consideration to be paid in connection with a Sale of the Company is other than cash payable at the Closing, the Company Sale Notice shall be accompanied by a written determination by a reputable investment banking firm or national accounting firm of the cash equivalent value of the net consideration to be paid for each Stockholder Share. If the Sale of the Company is structured as (x) a merger or consolidation, each holder of Stockholder Shares hereby agrees to waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) a sale of stock, each holder of Stockholder Shares shall agree to sell all of its Stockholder Shares and rights to acquire shares of Stockholder Shares on the terms and conditions approved by the Liberty Investors, and each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company as reasonably requested by the Company or the Liberty Investors. Each holder of Stockholder Shares shall pay its pro rata share (based on its share of the aggregate proceeds paid in such Sale of the

Company) of the expenses incurred by the holders in connection with such Sale of the Company and shall be obligated to join on a pro rata basis (based on its percentage share of the aggregate proceeds paid for Common Stock, warrants and options in such Sale of the Company) in any indemnification or other obligations that the Liberty Investors agree to provide in connection with such Sale of the Company other than any such obligations that relate specifically to a particular holder of Stockholder Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Stockholder Shares; provided that no holder shall be obligated in connection with such Sale of the Company to agree to indemnify or hold harmless the prospective transferees) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Sale of the Company.

          (b)  Conditions.  If a Company Sale Notice has been delivered, the
               ----------
obligation of the Remaining Stockholders to participate in any Sale of the Company hereunder is subject to the satisfaction of the following conditions:
(i) if a Sale of the Company is a sale of capital stock of the Company, then all holders of Stockholder Shares shall be entitled to sell all of their Stockholder Shares and, upon consummation of a Sale of the Company (whether a sale of capital stock of the Company or otherwise), all holders of each class of Stockholder Shares shall receive the same form and amount of consideration per share, including for this purpose, amounts allocated to noncompetition, consulting and other arrangements, except for fair compensation for services actually to be rendered after the transaction (provided that holders of Stockholder Shares representing Preferred Stock shall receive an amount equal to the liquidation value of such Preferred Stock plus all accrued and unpaid dividends thereon), or if the holders of a particular class of Stockholder Shares are given an option as to the form and consideration to be received, all holders shall be given the same option, (ii) if any Liberty Investor or any Affiliate thereof is a holder of debt or equity securities other than Stockholder Shares, the Sale of the Company shall not involve the payment of any premiums, refinancing fees or other amounts in respect of such debt or equity securities other than any amounts payable pursuant to the terms governing such debt or equity securities and (iii) all holders of then currently vested and exercisable rights, options or warrants to acquire shares of Stockholder Shares, shall be given written notice and an opportunity to either (A) exercise such rights, options or warrants prior to the consummation of the Sale of the Company and participate in such sale as holders of Stockholder Shares or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights, options or warrants consideration equal to the amount determined by multiplying
(1) the same amount of consideration per share of Stockholder Shares to be received by holders of such class of Stockholder Shares in connection with the Sale of the Company less the exercise price per share of such class of Stockholder Shares of such rights, options or warrants to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights, options or warrants. For purposes of this
Section 4, all shares of Common Stock shall be treated the same as a single class, and all shares of Preferred Stock shall be treated the same as a single class.

          (c)  Termination.  The provisions of this Section 4 shall terminate
               -----------
upon a Qualified Public Offering.

          5.   Preemptive Rights.
               -----------------

          (a)  Pro Rata Right.  If at any time after the date hereof, the
               --------------
Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into or exchangeable for equity securities or rights to acquire equity securities) of the Company (other than the issuance of securities
(i) upon exercise of the Warrants, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (iii) in connection with an issuance by the Company of any debt other than to any Liberty Investor or any Affiliate thereof, (iv) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization or (v) to employees of the Company and its Subsidiaries pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program), as to each Stockholder who then holds outstanding or issuable Stockholder Shares, the Company shall;

               (i)  give written notice (the "Preemptive Right Notice") setting
                                              -----------------------
     forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed
                                                              --------
     Securities"), including, where applicable, the voting powers, preferences
     ----------
     and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and
     (D) such other information as the Stockholders may reasonably request in order to evaluate the proposed issuance; and

               (ii) offer to issue to each such Stockholder a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of Stockholder Shares held by or issuable to such Stockholder, by
     (y) the total number of Stockholder Shares then outstanding or issuable (such number to be set forth in the Preemptive Right Notice sent to such Stockholder).

If the Company offers two or more securities in units, the Stockholders may only elect to purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The rights under this
Section 5 with respect to the issuance of Common Stock shall only be applicable to Stockholders holding Common Stock or rights to acquire Common Stock, and the rights under this Section 5 with respect to the issuance of Preferred Stock shall only be applicable to Stockholders holding Preferred Stock or rights to acquire Preferred Stock. For purposes of this Section 5, all shares of Common Stock shall be treated the same as a single class, and all shares of Preferred Stock shall be treated the same as a single class.

          (b)  Election and Sale.  Each such Stockholder shall have 30 days from
               -----------------
the date of delivery of the Preemptive Right Notice (the "Preemptive Election
                                                          -------------------
Period") to elect to purchase all or any portion of the Proposed Securities
------
offered to such Stockholder at the price and upon the terms set forth in the Preemptive Right Notice by giving written notice to the Company and stating therein the number of Proposed Securities elected to be purchased. Upon the expiration of the Preemptive Election Period, and for 120 days thereafter, the Company may consummate the sale of Proposed Securities not purchased by the Stockholders at a price and upon other terms no more favorable than specified in the Preemptive Right Notice. In the event the Company has not issued and sold the Proposed Securities within such 120-day period, the Company shall not thereafter issue or sell any Proposed Securities without first offering the Proposed Securities to such Stockholders in the manner herein provided. The election by a Stockholder not to exercise its subscription rights hereunder in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale or issuance of securities by the Company without first giving the Stockholders the rights described in this Section 5 shall be void and of no force and effect.

          (c)  Termination.  The provisions of this Section 5 shall terminate
               -----------
upon a Qualified Public Offering.

          6.  Legend.  Each certificate evidencing Stockholder Shares, each
              ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) and each Warrant and Option shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "The securities represented by this [certificate] [instrument and the securities issuable upon exercise hereof] are subject to certain transfer restrictions and other terms and conditions contained in a Stockholders Agreement dated as of June 14, 1996, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares, Warrants and Options outstanding as of the date hereof. The legend set forth above shall be removed from the certificates or warrants evidencing any shares which cease to be Stockholder Shares in accordance with Section 8 hereof.

          7.  Transfer.  Prior to transferring any Stockholder Shares (other
              --------
than an Exempt Transfer) to any Person, the transferring holder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Stockholder Shares a counterpart of this Agreement.

          8.  Definitions.
              -----------

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such person, any partner of any Person which is a partnership and any member of any Person which is a limited liability company; provided that for purposes of this Agreement, LPH, SBA and any Affiliate thereof shall all be Affiliates of each other.

          "Board" has the meaning set forth in the preamble.
           -----

          "Common Stock" means the Company's Class A Common Stock and Class B
           ------------
Common Stock, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" has the meaning set forth in the preamble.
           -------

          "Exempt Transfer" has the meaning set forth in Section 3(a).
           ---------------

          "Family Group" for purposes of this Agreement, means an individual's
           ------------
spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the individual and/or the individual's spouse and/or descendants.

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling,
                                          --------
controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          "Liberty Directors" has the meaning set forth in Section 1(a).
           -----------------

          "Options" means the options to purchase shares of Common Stock issued
           -------
to McLaughlin, Loiterman and Cooper pursuant to the terms of the Option Agreements dated the date hereof.

          "Other Directors" has the meaning set forth in Section 1(a).
           ---------------

          "Permitted Transferee" has the meaning set forth in Section 3(d).
           --------------------

          "Person" means any individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Company's Series A Preferred Stock and
           ---------------
Series B Preferred Stock.

          "Public Sale" means any sale of Stockholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Purchase Agreement" has the meaning set forth in the preamble.
           ------------------

          "Qualified Public Offering" means the sale in an underwritten public
           -------------------------
offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering price of at least $30 million.

          "Riverside Directors" has the meaning set forth in Section 1(a).
           -------------------

          "Sale of the Company" means the sale of the Company to an Independent
           -------------------
Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
        time to time.

          "Stockholder Shares" means (i) any Common Stock purchased or otherwise
           ------------------
acquired by any Stockholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) any Preferred Stock purchased or otherwise acquired by any Stockholder and (iv) any common stock or other equity securities issued or issuable directly or indirectly with respect to the Preferred Stock referred to in clause (iii) above by way of a stock dividend or stock split or in connection with a combination of shares recapitalization, merger, consolidation or other reorganization; provided that the provisions of Sections 3 and 4 shall be applied separately to the Common Stock as a single class on the one hand and to the Preferred Stock as a single class on the other; and provided further that for purposes of Section 10, the Preferred Stock shall not be considered in determining whether any provision of this Agreement, other than provisions directly relating to the Preferred Stock, may be waived or amended. For purposes of this Agreement, any Person who holds any Warrants or fully vested and exercisable Options shall be deemed to be the holder of the Stockholder Shares issuable upon exercise of such Warrants or Options. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "Stockholders" has the meaning set forth in the preamble together with
           ------------
any Permitted Transferee.

          "Sub Board" has the meaning set forth in Section 1(a).
           ---------

          "Subordinated Debt" means the indebtedness incurred by Rudolph
           -----------------
Technologies Inc., a Subsidiary of the Company ("Technologies") pursuant to the
                                                 ------------
Senior Subordinated Debt Agreement dated as of the date hereof between Technologies and SBA.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Transfer" has the meaning set forth in Section 3(a).
           --------

          "Warrants" means the warrants to purchase Common Stock issued to LPH
           --------
as of the date hereof.

          9.  Transfer In Violation of Agreement.  Any Transfer or attempted
              ----------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          10.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Stockholder Shares unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least 65% of the Stockholder Shares, respectively; provided that no amendment, modification or waiver of Section 2 shall be effective against any party hereto without the written consent of such party; provided further, that no amendment, modification or waiver of Section 1 which adversely affects the rights of any party hereto shall be effective against such party without its written consent; and provided further that no amendment, modification or waiver of this Agreement which adversely affects the rights of any holder of Preferred Stock shall be effective against such party without the written consent of holders of at least 65% of the then outstanding shares of Preferred Stock. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification or amendment of the certificate of incorporation of the Company with respect to the rights of the Class A Common Stock or Class B Common Stock shall be made without the consent of the holders of a majority of the other class of Common Stock, and no modification or amendment of the certificate of incorporation of the Company with respect to the rights of the Series A Preferred Stock or Series B Preferred Stock shall be made without the consent of the holders of a majority of the other series of Preferred Stock.

          11.  Limitation on Affiliate Transactions.  The Stockholders hereby
               ------------------------------------
covenant and agree that no Stockholder or any Affiliate thereof may enter into any transaction with the Company other than transactions negotiated on an arms-length basis and approved by a majority of the directors other than directors designated by such Stockholder or its Affiliate.

          12.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          15.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

          16.  Remedies.  The Company and the Stockholders shall be entitled to
               --------
enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          17.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule of Stockholders and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          Rudolph Holdings Corporation
          One Rudolph Road
          Flanders, NJ 07836
          Attention: President

          with a copy to:

          Liberty Partners, L.P.
          c/o Liberty Capital Partners, Inc.
          1177 Avenue of the Americas
          34th Floor
          New York, NY 10036-2714
          Attention: Steven J. Fisher

          18.  Governing Law.  The corporate law of the State of Delaware shall
               -------------
govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          19.  Business Days.  If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          20.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                                   *  *  *  *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              RUDOLPH HOLDINGS CORPORATION

                              By: /s/ Paul F. McLaughlin
                                  -------------------------------

                              Its:
                                  -------------------------------



                              THE STATE BOARD OF ADMINISTRATION OF FLORIDA

                              By: Liberty Partners, L.P.
                              Its: Attorney-in-Fact

                              By: Liberty Capital Partners, Inc.
                              Its: General Partner

                              By: /s/ Steven J. Fisher
                                  -------------------------------

                              Its:
                                  -------------------------------


                              LIBERTY PARTNERS HOLDINGS 11, L.L.C.

                              By: Liberty Partners, L.P.
                              Its: Manager

                              By: Liberty Capital Partners, Inc.
                              Its: General Partner

                              By: /s/ Steven J. Fisher
                                  -------------------------------

                              Its:
                                  -------------------------------

                              RIVERSIDE RUDOLPH, L.L.C.

                              By:
                                  -------------------------------

                              Its:
                                  -------------------------------


                              /s/ Richard Spanier
                              -----------------------------------
                              DR. RICHARD SPANIER


                              /s/ Paul F. McLaughlin
                              -----------------------------------
                              PAUL F. MCLAUGHLIN


                              /s/ Dale Moorman
                              -----------------------------------
                              DALE MOORMAN


                              /s/ Thomas Cooper
                              -----------------------------------
                              THOMAS COOPER


                              /s/ Robert Loiterman
                              -----------------------------------
                              ROBERT LOITERMAN

                            SCHEDULE OF STOCKHOLDERS
                            ------------------------

I.    Series A Preferred Stock

      The State Board of Administration of Florida       44,195.29 Shares
      Dale Moorman                                       800 Shares
      Paul McLaughlin                                    560 Shares
      Robert Loiterman                                   160 Shares
      Thomas Cooper                                      160 Shares

II.   Series B Preferred Stock

      Richard Spanier                                    8,124.71 Shares

III.  Class A Common Stock

      Liberty Partners Holdings 11, L.L.C.               44,058.94 Shares

IV.   Class B Common Stock

      Riverside Rudolph, L.L.C.                          10,000 Shares
      Richard Spanier                                    17,277.10 Shares
      Dale Moorman                                       978.55 Shares
      Paul McLaughlin                                    684.99 Shares
      Robert Loiterman                                   195.71 Shares
      Thomas Cooper                                      195.71 Shares